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     As filed with the Securities and Exchange Commission on September 15, 2000.

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                     September 14, 2000 (September 9, 2000)

                                  MEDAREX, INC.
             (Exact name of registrant as specified in its charter)


          New Jersey                 0-19312             22-2822175
(State of other jurisdiction       (Commission          (IRS Employer
     of incorporation)              File Number)      Identification No.)



              707 State Road, Ste. 206, Princeton, N.J. 08540-1437
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (609) 430-2880


                                 Not Applicable
          (Former name or former address, if changed since last report)

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                                  MEDAREX, INC.
                                TABLE OF CONTENTS
                                       FOR
                           CURRENT REPORT ON FORM 8-K

Item 5.  Other Events ................................................3

Item 7.  Financial Statements and Exhibits ...........................5

Signature.............................................................6

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                  Item 5.  Other Events.

                  On August 26, 2000, Medarex, Inc., a New Jersey corporation (the "Company"), entered into a binding memorandum of understanding (the "European Genomics Agreement") with Genmab A/S, a corporation organized under the laws of the Kingdom of Denmark ("Genmab"), pursuant to which the Company granted Genmab exclusive rights to market the Company's transgenic mouse technologies for multi-target (five or more targets) genomics partnerships to certain pharmaceutical and biotechnology companies whose headquarters are located in Europe. Under the terms of this European Genomics Agreement, Genmab may market the Company's transgenic mouse technology for multi-target partnerships to any European-based company except for: (i) current partners of the Company, including Novartis AG, Merck KGaA, Schering AG, Aventis Behring LLC, IDM S.A. and Scil Biomedicals GmbH; and (ii) any European based pharmaceutical company with worldwide revenues in excess of $1 billion in 1999, provided, however, that Genmab may market the Company's transgenic mouse technology to Sanofi/Synthelabo and Boehringer Ingelheim. The Company has certain rights to develop and commercialize outside of Europe products arising from such European-based alliances. The Company retains all rights to market its technology to companies headquartered in the rest of the world. Certain license fees, milestones and royalties due the Company under the existing Evaluation and Commercialization Agreement between the Company and Genmab are reduced. The European Genomics Agreement also provides that, under certain circumstances, the Company must negotiate in good faith to manufacture antibodies for such partnerships.

                  In addition, under the terms of the European Genomics Agreement, the Company granted Genmab an option to receive certain rights in Europe with respect to the development and commercialization of up to four antibody products the Company may obtain through its alliance with Eos Biotechnology, Inc ("Eos"). Finally, the European Genomics
Agreement grants Genmab certain rights to access technologies acquired by the Company from Biosite Diagnostics Incorporated and Kirin Brewery Co. Ltd.

                  In exchange for the rights granted to Genmab under the European Genomics Agreement, the Company received 279,760 shares of Genmab's capital stock. The European Genomics Agreement has an initial term of five years with a right exercisable by Genmab to extend the term for an additional two years. For each of 2001 to 2006, and during the term of any extension, the Company will receive $2 million per year from Genmab. At Genmab's option, these amounts may be paid in either cash or capital stock.

                  On September 6, 2000, the Company purchased shares of preferred stock of Eos for an aggregate purchase price of $2.5 million. Dr. Frederick B. Craves, a member of the Company's board of directors, is also a member of the board of directors of Eos. Dr. Craves did not vote on any board action regarding the purchase of Eos preferred stock. BCC Acquisition I LLC ("BCC Acquisition"), which beneficially owns approximately 9% of our common stock, is an affiliate of The Bay City Capital Fund I, L.P. ("BCC Fund"). The BCC Fund and related entities own approximately 14% of the capital stock of Eos on a fully diluted basis. Dr. Craves is a principal of Bay City Capital LLC, an affiliate of the BCC Fund, which is one of the members of BCC Acquisition.

                  On September 9, 2000, the Company entered into an alliance with Oxford GlycoSciences (UK) Limited ("OGS") to develop novel therapeutics produced through the joint application of the Company's fully human monoclonal antibody technology and OGS' proprietary proteomics technology for high-throughput protein analysis and target validation. The parties expect OGS to provide up to 30 protein targets for cancer or other life threatening diseases to the collaboration. The targets or antigens for the alliance will come from OGS' proprietary

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proteomics platform. The initial antigens OGS intends to put into the alliance involve novel breast cancer proteins. Under the terms of the alliance, the Company and OGS will share preclinical and clinical responsibilities and intend to jointly commercialize products resulting from the research program. As part of the alliance, the Company will make a $5 million equity investment in OGS. Dr. Donald L. Drakeman, the Company's President, Chief Executive Officer and a member of its board of directors is also a member of the board of directors of OGS. Dr. Donald L. Drakeman has not received any options to purchase shares of capital stock of OGS and does not have equity interest in OGS.

                  On September 9, 2000, the Company and Genmab entered into an amended and restated European Genomics Agreement (the "Amended European Genomics Agreement"), pursuant to which the Company agreed to assign to Genmab 100% of the Company's economic interests to each product the Company jointly develops with OGS (a "Medarex/OGS Product") and sold in Europe and 50% of its economic interest in each Medarex/OGS Product sold outside North America and Europe. Under the terms of the Amended European Genomics Agreement, if a Medarex/OGS Product is intended to be sold only in Europe, Genmab will reimburse the Company for 100% of the Company's research, development, manufacturing and commercialization expenses associated with such product. If the Medarex/OGS Product is to be sold in North America, Genmab will not be obligated to reimburse the Company for any such expenses. In all other cases, Genmab will reimburse the Company for 50% of such expenses. In addition, the Company and Genmab have agreed that Genmab will purchase one-half of the Company's equity interest in OGS for $2.5 million.

                  The Company maintains a wholly owned subsidiary, Medarex Europe, that is located at Utrecht University, The Netherlands. Medarex Europe conducts research activities on behalf of the Company and is principally engaged in research and development activities on the Company's bispecific antibodies and monoclonal antibody technologies. Medarex Europe's personnel currently share some facilities and equipment with Genmab. Medarex Europe has provided and may continue to provide certain research and development services to Genmab on a contract basis.

                  Until recently, Genmab's President and Chief Executive Officer, Dr. Lisa N. Drakeman, was the Company's Senior Vice President -Head of Business Development. Dr. Lisa N. Drakeman currently has a consulting agreement with the Company. Under the terms of such consulting Agreement, Dr. Lisa N. Drakeman will provide up to two days per month of consulting services to the Company. As compensation for her services under this consulting agreement, Dr. Lisa N. Drakeman was granted a stock option to purchase 10,000 shares of the Company's common stock at an exercise equal to the market price of the Company's common stock as of the date of grant. Dr. Lisa N. Drakeman is married to the Company's President and Chief Executive Officer, Dr. Donald L. Drakeman. Dr. Lisa N. Drakeman owns 15,000 shares of the Company's common stock ("Medarex Shares") and is custodian, on behalf of her children, of a further 15,536 Medarex Shares. In addition, she has fully-vested options to purchase an additional 139,000 Medarex Shares at an average weighted exercise price of $6.55 per Mederax Share.

                  Dr. Jan. G.J. van de Winkel, Chief Scientific Offer of Genmab was, until recently, Vice President and Scientific Director of Medarex Europe. The Company and Dr. van de Winkel have agreed to enter into a consulting agreement pursuant to which Dr. van de Winkel will provide scientific related services and advice. The consulting agreement will provide that Dr. van de Winkel may spend up to two days per month of consulting services to the Company.

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As compensation for his consulting services, Dr. van de Winkel will be granted options to purchase 30,000 shares of the Company's common stock of which 10,000 shares will vest upon the execution of the consulting agreement and the balance will vest upon the achievement of certain product development milestones. The exercise price for the options will be equal to the market price of the Company's common stock on the date such options are granted.

         Mr. Irwin Lerner, the Chairman of the Company's board of directors, and a director of Medarex Europe, is also a director of Genmab. In connection with his position on the board of directors of Genmab, Mr. Lerner has been awarded options to purchase 50,000 shares of Genmab's capital stock at an exercise price of DKK 59.7.

         Mr. Ernest Schweizer, President of Medarex Europe, is also director of Genmab. In connection with his position on the board of directors of Genmab, Mr. Schweizer has been awarded option to purchase 55,000 shares of Genmab's common stock at an average weighted exercise price of DKK 56.75.

         As of September 12, 2000, the Company owned approximately 46% of Genmab's capital stock.

         On September 12, 2000, the Company announced that its Board of Directors had approved a two-for-one stock split of the Company's outstanding shares of common stock. The stock split will entitle each holder of record at the close of business on September 27, 2000 to receive one additional share of common stock for every share of common stock held by such shareholder. The shares of common stock resulting from such stock split are expected to be distributed by the Company's transfer agent on October 18, 2000. As of September 12, 2000 the Company had approximately 36.0 million shares of common stock outstanding and 100 million authorized shares of common stock. As of the record date, the number of shares of common stock outstanding will increase to approximately 72.1 million and the authorized number of shares of common stock will increase to 200 million.

                  This Current Report on Form 8-K contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. Forward-looking statements involve known and unknown risks and uncertainties and are indicated by words such as "anticipates", "expects", "believes", "plans", "could" and similar words and phrases. These risks and uncertainties include, but are not limited to, uncertainties in obtaining and maintaining regulatory approval, market acceptance of and continuing demand for the Company's products, the impact of competitive products and pricing, the Company's ability to obtain additional financing to support its operations, the continuation of business partnerships, the progress of ongoing clinical trials, development of new business opportunities and other risks that may be detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission.

                  Item 7.  Financial Statements and Exhibits.

                           (c) Exhibits.  The  following  material is filed as
an exhibit to this Current Report on Form 8-K: None

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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MEDAREX, INC.

                                   Registrant

Date:   September 14, 2000         By: /s/ W. Bradford Middlekauff
                                       ------------------------------
                                   W. Bradford Middlekauff
                                   Vice President, Secretary and General Counsel




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